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                                                                    EXHIBIT 99.2

                              GOVERNANCE DOCUMENT

              2001 Primal Solutions, Inc. Flexible Incentive Plan


     This Governance Document is made effective as of February 9, 2001 and relates to and governs the 2001 Primal Solutions, Inc. Flexible Incentive Plan (the "Plan") and the granting of Stock Options or Restricted Stock, or any combination thereof under the Plan. Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Plan.

     WHEREAS, the Board of Directors (the "Board") of Primal Solutions, Inc. (the "Company") has authorized and approved the Plan; and

     WHEREAS, the Board deems it necessary and desirable to impose upon the Plan the terms, conditions and limitations set forth herein.

     NOW THEREFORE, the Plan and any and all actions thereunder, including, without limitation, the granting of Stock Options or Restricted Stock, or any combination thereof, shall be subject to each and every one of the following terms, conditions and limitations, which shall be in addition to, not in lieu of, the terms, conditions and limitations of the Plan.

     1.  Non-Statutory Stock Options.  Notwithstanding anything in the Plan to
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the contrary, the option exercise price of a Non-Statutory Stock Option shall not be less than eighty-five percent (85%) of the Fair Market Value of the Shares subject to such Non-Statutory Stock Option on the date of the grant of such Non-Statutory Stock Option.

     2.  Transferability of Stock Options.  Notwithstanding anything in the
         --------------------------------
Plan to the contrary, Stock Options shall not be transferable other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in 17 C.F.R.240.16a-1(e).

     3.  Vesting.  Each Stock Option shall vest separately in accordance with
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the option vesting schedule determined by the Committee or the Board, which will be incorporated in the option agreement entered into between the Company and such Optionee ("Option Agreement"); provided, however, that Stock Options
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shall vest at the rate of at least twenty percent (20%) per year over five (5)
years from the date the Stock Option is granted, subject to reasonable conditions such as continued employment as may be provided for in any Option Agreement. Notwithstanding anything in the foregoing sentence to the contrary, in the case of a Stock Option granted to officers, directors, employees, or consultants of the Company or any Subsidiary, the Stock Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Committee or the Board.

     4.  Termination.  The Plan shall terminate ten (10) years from its
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effective date; provided, however, that the Board may suspend or terminate the
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Plan at any time, and such suspension or termination may be retroactive or prospective. The Board or Committee may

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provide that an Option Agreement shall terminate upon the terms and conditions set forth therein, but in no event later than ten (10) years from the effective date of the Option Agreement.

     5.  Financial Statements.  Optionees will receive financial statements at
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least annually. This section does not require the use of financial statements in accordance with Section 260.613 of Title 10 of the California Code of Regulations (the "Rules"). This section shall not apply when issuance is limited to key employees whose duties in connection with the issuer assure them access to equivalent information.

     6.  Stockholder Approval.  The Plan must be approved by the stockholders
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by a majority of all shares entitled to vote within twelve (12) months after the date the Plan was adopted. Any securities purchased before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan was adopted. Such securities shall not be counted in determining whether such approval is obtained.

     7.  Rights as Stockholder.  A Stock Option shall not entitle any Optionee
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to any rights of a stockholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of a Stock Option unless and until the Stock Option has been exercised for such Shares and such Shares have been registered in the Optionee's name upon the stock records of the Company. The holder of Restrictive Stock shall, upon the release, expiration or lapse of restrictions established by the Committee or the Board, have the rights of a stockholder of the Company.

     8.  Purchase Price of Restrictive Stock.  The purchase price of Restrictive
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Stock shall be

     (a) At least eighty-five percent (85%) of the Fair Market Value of such Restrictive Stock at the time the person is granted the right to purchase such Restrictive Stock, or at the time the purchase is consummated; or

     (b) At least one hundred percent (100%) of the Fair Market Value (Section 260.140.50) of the Restrictive Stock either at the time the person is granted the right to purchase such Restrictive Stock, or at the time the purchase is consummated, in the case of any person who owns securities possessing more than ten percent (10%) of the total combined voting power or value or all classes of securities of the Company or its subsidiaries.

     9.  Transferability of Restrictive Stock. Notwithstanding anything in the
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Plan to the contrary, Restrictive Stock shall not be transferable other than by will, by the laws of descent and distribution.

     10.  Limitation on Number of Shares.  At no time shall the total number of
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shares issuable upon exercise of all outstanding options (exclusive of Stock
Options described in the Plan and warrants described in Section 260.140.43 and
260.140.44 of the Rules, and any stock purchase plan as described in Section
260.140.42 of the Rules provided that such stock purchase plan provides that all shares will have a purchase price of one hundred percent (100%) of the fair value (Section 260.140.50 of the Rules) of the stock either at the time the person is granted the right to purchase shares under the plan or at the time the purchase is consummated), and the total number of shares called for under any stock bonus or similar plan, exceed a number of shares which is equal to thirty percent (30%) of the then issued and outstanding shares of the Company

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(convertible preferred or convertible senior common shares will be counted on an
"as-if" converted basis), exclusive of Promotional Shares (as defined in Section
260.140.30 of the Rules) subject to promotional waivers under Section 260.141 of the Rules, unless a percentage higher than thirty percent (30%) is approved by at least two-thirds of the outstanding shares entitled to vote.

     11.  Term.  This Governance Document shall be effective until such time as
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the Plan and any Stock Options or Restrictive Stock issued or granted thereunder are exempt from or not subject to the requirements of California Corporate Code Sections 25110, 25120 and/or 25130 and the rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, the undersigned, being all of the members of the Board, have executed this Governance Document as of this ____ day of ________________, 2001.


/s/ WILLIAM SALWAY                               /s/ ALAN LINDAUER
______________________________                   _______________________________
William Salway                                   Alan Lindauer


/s/ JOHN FALTYS                                  /s/ NORMAN PHIPPS
______________________________                   _______________________________
John Faltys                                      Norman Phipps


/s/ DAVID HAYNES
______________________________
David Haynes



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